Exhibit 99.1

FOR RELEASE AT 8:00 AM ET JULY 22, 2010	For more information, contact: Wendy Crites Wacker, APR Corporate Communications wwacker@rtix.com Phone (386) 418-8888

RTI BIOLOGICS ADDS DEAN H. BERGY TO BOARD OF DIRECTORS

ALACHUA, Fla. (July 22, 2010) – RTI Biologics Inc. (RTI) (Nasdaq: RTIX), a leading processor of orthopedic and other biologic implants, announced today that Dean H. Bergy, 50, of Stryker Corporation has joined the company’s board of directors. He will be up for re-election in 2012.

“We are very pleased to have Dean join our board of directors,” said Brian K. Hutchison, RTI chairman and CEO. “In his 16 years at Stryker, he has played a key role in the financial growth of the company. With his experience in finance, accounting and tax processes, he will be a great asset to the RTI board.”

Bergy currently serves as advisor to the chief financial officer at Stryker, a position he has held since April 2009. He served the previous six years as Stryker’s vice president and chief financial officer. Prior to that, Bergy served as vice president of finance and chief accounting officer, vice president of finance for Stryker’s Medical Division, and started his tenure with Stryker in 1994 as the corporate controller. Previous to joining Stryker, he worked with Ernst & Young and Price Waterhouse. Bergy earned a bachelor’s degree in business administration from University of Michigan in Ann Arbor and completed the Program for Management Development from Harvard Business School.

About RTI Biologics Inc.

RTI Biologics Inc. is a leading provider of sterile biological implants for surgeries around the world with a commitment to advancing science, safety and innovation. RTI prepares human donated tissue and bovine tissue for transplantation through extensive testing and screening, precision shaping and when possible, using proprietary, validated sterilization processes. These allograft and xenograft implants are used in orthopedic, dental, hernia and other specialty surgeries.

RTI’s innovations continuously raise the bar of science and safety for biologics – from being the first company to offer precision-tooled bone implants and assembled technology to maximize each gift of donation, to inventing validated sterilization processes that include viral inactivation steps. Two such processes – the BioCleanse® Tissue Sterilization Process and the Tutoplast® Tissue Sterilization Process – have a combined record of more than two million implants distributed with zero incidence of allograft-associated infection. These processes have been validated by tissue type to inactivate or remove viruses, bacteria, fungi and spores from the tissue while maintaining biocompatibility and functionality.

RTI’s worldwide corporate headquarters are located in Alachua, Fla., with international locations in Germany and France. The company is accredited by the American Association of Tissue Banks in the United States.

Forward Looking Statement

This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management’s current expectations, estimates and projections about our industry, our management’s beliefs and certain assumptions made by our management. Words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” variations of such words and similar expressions are intended to identify such forward-looking statements. In addition, except for historical information, any statements made in this communication about anticipated financial results, growth rates, new product introductions, future operational improvements and results or regulatory approvals or changes to agreements with distributors also are forward-looking statements. These statements are not guarantees of future performance and are subject to risks and uncertainties, including the risks described in public filings with the U.S. Securities and Exchange Commission (SEC). Our actual results may differ materially from the anticipated results reflected in these forward-looking statements. Copies of the company’s SEC filings may be obtained by contacting the company or the SEC or by visiting RTI’s Web site at www.rtix.com or the SEC’s Web site at www.sec.gov.